UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2005

VALEANT PHARMACEUTICALS INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

3300 Hyland Avenue
Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

(714) 545-0100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On March 21, 2005 and effective as of January 1, 2005, Valeant Pharmaceuticals International (the “Company”) entered into amended and restated employment agreements (the “Restated Employment Agreements”) with each of the following named executive officers: Timothy C. Tyson, President and Chief Executive Officer and Robert O’Leary, Executive Chairman (the “Executives”).

     The principal revisions applicable to the Restated Employment Agreement with Mr. Tyson include: (i) changing his position from President and Chief Operating Officer to President and Chief Executive Officer; (ii) eliminating the guarantee that his base salary will not decrease in subsequent years; (iii) eliminating guaranteed grants of stock options and bonuses, but instead leaving both to the discretion of the Board of Directors (the “Board”) or the Compensation Committee of the Board (the “Committee”); (iv) changing the payout of severance benefits from 50% payable upon termination and the remaining 50% payable in equal installments over 12 months to a 100% lump sum payment following termination; (v) increasing the covenant not to solicit from 12 months to 18 months; (vi) reducing the legal fees the Company will pay on his behalf in the negotiation of his Restated Employment Agreement from $30,000 to $10,000; (vii) adding limitations to the Gross-Up Payment provision (as further described below); and (viii) modifying the definition of “Good Reason”.

     The principal revisions to the Restated Employment Agreement with Mr. O’Leary include: (i) changing his position from Chairman and Chief Executive Officer to Executive Chairman; (ii) removing him from participation in certain executive benefit and incentive plans, salary continuation, stock option, restricted stock and deferred compensation plans and supplemental retirement, medical and life plans while in his capacity as an employee of the Company he retains his participation in the medical, dental, disability, AD&D, change-in-control, travel accident, group life, 401(k) and employee assistance plans; (iii) changing the amount of severance he is entitled to upon his termination without cause or his resignation for good reason from 3 times his base salary plus bonus amount to 150% of such amount; (iv) adding a requirement that he execute a release upon separation of employment as a condition to receiving benefits; (v) removing the requirement that he exercise a portion of his accelerated options following his termination in specified increments; (vi) removing his ability to terminate for good reason and receive benefits except following a change in control; (vii) removing the change in control provisions except for his termination for good reason following a change in control; (viii) removing an extended exercise period and a forfeiture provision with respect to equity grants upon non-renewal of his employment with the Company; (ix) providing him with title to his Company car; (x) reducing the legal fees the Company will pay on his behalf in the negotiation of his Restated Employment Agreement from $30,000 to $10,000; (xi) eliminating vacation and sick leave provision from his Restated Employment Agreement; (xii) adding limitations to the Gross-Up Payment provision (as further described below); and (xii) modifying the definition of “Good Reason”.

     The Restated Employment Agreements set forth the basic terms of employment for each Executive, including base salary, bonus and benefits to which each Executive is entitled during the term of employment and in the event that employment is terminated for various reasons. Mr. Tyson’s annual base salary as defined in his Restated Employment Agreement is $755,000, while Mr. O’Leary’s is $432,000.

     If it is determined that either Mr. Tyson or Mr. O’Leary is entitled to receive “an excess parachute payment” (as defined in section 280G of the Internal Revenue Code (the “Code”)) with respect to a change in control and, with respect to such excess parachute payment, would be subject to the excise tax imposed

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by Section 4999 of the Code and/or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then such Executive will be entitled to receive an additional amount (the “Gross-Up Payment”) such that after payment by such Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and any excise tax imposed by Section 4999 of the Code (and any interest and penalties imposed with respect thereto) upon the Gross-Up Payment, such Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the excess parachute payment; provided, however, that the Executive shall not be entitled to receive a Gross-Up Payment with respect to any excise tax other than the initial application of the Excise Tax (although the amount, if any, of excise tax due with respect to the Gross-Up Payment shall be taken into account in determining whether, on an after-tax basis, the Gross-Up Payment is sufficient to cover the initial application of the Excise Tax). No equity compensation rights or cash compensation increases granted on or after November 17, 2004 will be eligible for a Gross-Up Payment. To the extent that either Mr. Tyson or Mr. O’Leary is subject to the Excise Tax when taking into account post-November 16 increases, but would not be subject to the Excise Tax if such increases were not taken into account, such Executive will be entitled to a prorated Gross-Up Payment based on a ratio of pre-November 17 compensation compared to all parachute payments.

     The foregoing summary of the Restated Employment Agreements is qualified in its entirety by the actual Restated Employment Agreements with each of the above named Executives attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

     The Restated Employment Agreements discussed in Item 1.01 above between the Company and Messrs. Tyson and O’Leary incorporate the provisions of and supercede existing employment agreements between the Company and each of Messrs. Tyson and O’Leary.

     The material terms and conditions of the terminated employment agreements are included in the descriptions of the Restated Employment Agreements described in Item 1.01 and are incorporated herein by reference.

     Mr. Tyson’s terminated employment agreement is filed as Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and Mr. O’ Leary’s terminated employment agreement is filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On January 6, 2005, the Company filed a Current Report on Form 8-K (the “Report”) to report the appointment of Mr. Tyson as President and Chief Executive Officer of the Company on January 1, 2005. The Report also stated that Mr. O’ Leary will continue to serve as Chairman of the Company’s Board of Directors. At the time of filing the Report, the terms and conditions of the new employment agreements of Messrs. Tyson and O’Leary had not been finalized. The Company is filing this Amendment No. 1 to the Report to amend Item 5.02 to provide a brief description of the material terms of the new employment agreements of Messrs. Tyson and O’ Leary, as required by Item 5.02(c)(3) hereof.

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     (c) On March 21, 2005 and effective as of January 1, 2005, the Company entered into the Restated Employment Agreements with each of Mr. Tyson and Mr. O’Leary. A brief description of the material terms and conditions of the Restated Employment Agreements is provided above under Item 1.01.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1*	Press release, dated January 4, 2005.

10.1	Amended and Restated Employment Agreement, dated March 21, 2005 and effective as of January 1, 2005, between the Company and Timothy C. Tyson.

10.2	Amended and Restated Employment Agreement, dated March 21, 2005 and effective as of January 1, 2005, between the Company and Robert O’Leary.

*	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed January 6, 2005 and incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL
(Registrant)

Date: March 25, 2005

	By:	/s/ Eileen C. Pruette

Name: Eileen C. Pruette
Title: Executive Vice President
General Counsel

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EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press release, dated January 4, 2005.

10.1	Amended and Restated Employment Agreement, dated March 21, 2005 and effective as of January 1, 2005, between the Company and Timothy C. Tyson.

10.2	Amended and Restated Employment Agreement, dated March 21, 2005 and effective as of January 1, 2005, between the Company and Robert O’Leary.

*	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed January 6, 2005 and incorporated herein by reference.